Cheetah Oil & Gas Ltd. Proved Reserves Grow by 93% in 2010

Vancouver, British Columbia CANADA, April 1, 2011 Cheetah Oil & Gas Ltd. (COHG - OTCBB), (the "Company" or "Cheetah") announces Belmont Lake, Mississippi project update.

Cheetah has filed a Form 10K with the Securities and Exchange Commission which outlines the increased proved reserves.

"The value of our proved reserves alone is now greater than our entire market cap," said Donald Findlay, President. Cheetah's strategy of concentrating on those assets that are most likely to deliver a meaningful increase to our balance sheet is paying off. And, this of course completely discounts the value of our 130,000 acre land package. I am confident that our focus on creating value with the drill-bit will lead to an increase in shareholder value."

With the successful 2010 Belmont Lake development oil well program Cheetah was able to achieve a year over year increase of 93% in proved reserves. The Company also expects continued year over year record growth in cash flow as well with oil prices at current levels.

Cheetah is hopeful that 2011 could see the complete development of the Belmont Lake oil field which potentially would include the drilling of up to four more proved oil well locations, according to the latest third-party engineered reserve report. If so, this could lead to a significant increase in oil production from the field. As earlier reported, this is an expansion of the previously expected number of wells available to be drilled within this proven field.

Cheetah also announces that one or more of its executive officers have converted $193,537 of accrued wages into shares and warrants of the company. 1,935,370 shares and the same number of warrants have been issued. The excise price of the warrants is $0.20 with an expiry date of March 30th 2013. After the issuance of these restricted common shares, Cheetah has 13,039,000 shares currently issued and outstanding.

About Cheetah:

The Company is a domestic oil & gas producer with its focus on high quality North American oil assets. The Company continually evaluates corporate opportunities that add value for all stakeholders.

To learn more about Cheetah Oil & Gas Ltd. visit www.cheetahoil.com.

ON BEHALF OF THE BOARD

"Donald Findlay"

Mr. Donald Findlay, President

FOR FURTHER INFORMATION PLEASE CONTACT:

Donald Findlay

(403) 870.4772

FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," “look-a-like,” and other similar expressions are forward-looking statements. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. It is impossible to identify all such factors but they include and are not limited to the existence of underground deposits of commercial quantities of oil and gas; cessation or delays in exploration because of mechanical, weather, operating, financial or other problems; capital expenditures that are higher than anticipated; or exploration opportunities being fewer than currently anticipated. There can be no assurance that expected oil and gas production will actually materialize; and thus no assurance that expected revenue will actually occur. There is no assurance the Company will have sufficient funds to drill additional wells, or to complete acquisitions or other business transactions. Such forward looking statements also include estimated cash flows, revenue and current and/or future rates of production of oil and natural gas, which can and will fluctuate for a variety of reasons; oil and gas reserve quantities produced by third parties; and intentions to participate in future exploration drilling. Adverse weather conditions can delay operations, impact production, and cause reductions in revenue. The Company may not have sufficient expertise to thoroughly exploit its oil and gas properties. The Company may not have sufficient funding to thoroughly explore, drill or develop its properties. Access to capital, or lack thereof, is a major risk. Current oil and gas production rates may not be sustainable and targeted production rates may not occur. Factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, government regulation, managing and maintaining growth, the effect of adverse publicity, litigation, competition and other factors which may be identified from time to time in the Company's public announcements and filings.

Cautionary Note to U.S. Investors

In this press release, we have disclosed our proved reserves using the SEC's definition of proved reserves. Proved reserves are estimated quantities that geological and engineering data demonstrate with reasonable certainty to be recoverable in the future from known reservoirs under the assumed economic conditions. Although the SEC now allows companies to report probable and possible reserves, we have elected not to report on such basis. Investors are urged to closely consider the disclosures and risk factors in our Forms 10-K and 10-Q, available from our offices or on EDGAR at www.sec.gov, including the inherent uncertainties in estimating quantities of proved reserves.

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